Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations – Lauren Hoyt-Williams, (813) 351-9203
investor.lpl.com/contactus.cfm
LPL Financial Announces Fourth Quarter and Full Year 2021 Results

Fourth Quarter 2021 Key Financial Results
•Net Income was $108 million, translating to diluted earnings per share ("EPS") of $1.32.
•EPS prior to amortization of intangible assets and acquisition costs* increased 7% year-over-year to $1.63.
◦Gross profit* increased 20% year-over-year to $643 million.
◦Core G&A* increased 19% year-over-year to $299 million. Prior to Waddell & Reed-related costs, Core G&A* increased 10% year-over-year.
◦EBITDA* increased 4% year-over-year to $225 million and EBITDA* as a percentage of Gross profit* was 35%.

Fourth Quarter 2021 Key Business Results
•Total advisory and brokerage assets increased 34% year-over-year to $1.21 trillion.
◦Advisory assets increased 39% year-over-year to $643 billion.
◦Advisory assets as a percentage of total assets increased to 53.3%, up from 51.1% a year ago.
•Total organic net new assets were $26 billion, translating to 9% annualized growth.
◦Total organic net new asset annualized growth rate was 8% in October, 7% in November and 12% in December.
◦Organic net new advisory assets were $24 billion, translating to 16% annualized growth.
◦Organic net new brokerage assets were $2 billion, translating to 1% annualized growth.
•Recruited assets(1) were $17 billion, up by 59% from a year ago.
◦Recruited assets for the year were $89 billion, more than double a year ago.
•Business Solutions subscriptions increased to 3,022, up 424 sequentially and more than double a year ago.
◦Annualized revenue from Business Solutions increased to approximately $28 million, up by over 65% year-over-year.
•Advisor count(2) was 19,876, up 249 sequentially and 2,589 year-over-year.**
•Total client cash balances were $57 billion, an increase of $7 billion sequentially.
◦Client cash balances as a percentage of total assets were 4.7%, up from 4.5% at the end of Q3.

Fourth Quarter 2021 Key Capital and Liquidity Results
•Corporate cash(3) was $237 million.
•Leverage ratio(4) was 2.26x.
•Share repurchases were $50 million for 303 thousand shares at an average price of $165 per share.
•Dividends paid of $20 million.

*See the Non-GAAP Financial Measures section and the end notes to this release for further details about these non-GAAP financial measures.
**This included the addition of 1,209 advisors from Waddell & Reed.

Full Year 2021 Key Financial and Business Results
•Net Income was $460 million, translating to diluted EPS of $5.63.
•EPS prior to amortization of intangible assets and acquisition costs* increased 9% year-over-year to $7.02.
◦Gross profit* increased 17% year-over-year to $2.45 billion.
◦Core G&A* increased 14% year-over-year to $1,058 million. Prior to Waddell & Reed-related costs, Core G&A* increased 8% year-over-year.
◦EBITDA* increased 3% year-over-year to $936 million and EBITDA* as a percentage of Gross profit* was 38.1%.
•Total organic net new assets were $119 billion, translating to a 13% growth rate, up from 7% in 2020.
•Acquired net new assets were $71 billion, of which $34 billion were advisory and $37 billion were brokerage, from the acquisition of the wealth management business of Waddell & Reed.
•Share repurchases were $90 million for 580 thousand shares at an average price of $155 per share.
•Dividends paid of $80 million.

Key Updates
•2021 Core G&A* was $1,058 million, which was within our outlook range of $1,045 million to $1,060 million. Prior to Waddell & Reed-related costs, Core G&A grew by ~8% year-over-year.
•In 2022, we plan to increase Core G&A* at a similar growth rate to 2021. Our 2022 Core G&A* outlook range is ~7% to ~9.5% year-over-year growth, or $1,135 million to $1,160 million.

SAN DIEGO - February 3, 2022 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its fourth quarter ended December 31, 2021, reporting net income of $108 million, or $1.32 per share. This compares with $112 million, or $1.38 per share, in the fourth quarter of 2020 and $103 million, or $1.26 per share, in the prior quarter.
"In 2021, we remained focused on our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. “This focus drove continued business growth, market share gains, and solid financial results. As we look ahead, we continue to strive to be the best at empowering advisors – to be great advisors to their clients and great business owners."

“Looking at 2021, we are proud of what we accomplished within our framework for driving long-term shareholder value,” said Matt Audette, CFO. “We invested to drive growth while staying disciplined on expenses, successfully onboarded Waddell & Reed, BMO, and M&T, and delivered the highest organic net new assets in our history. Going forward, our business momentum and financial strength position us well to continue creating long-term shareholder value.”
Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on March 29, 2022 to all stockholders of record as of March 15, 2022.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, February 3. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 1832659, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until February 10, and February 24, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 1832659.
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader* in the markets we serve, supporting nearly 20,000 financial advisors, and approximately 800 institution-based investment programs and 500 independent RIA firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to personalized guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.

* Top RIA custodian (Cerulli Associates, 2020 U.S. RIA Marketplace Report)
No. 1 Independent Broker-Dealer in the U.S (Based on total revenues, Financial Planning magazine 1996-2021)
No. 1 provider of third-party brokerage services to banks and credit unions (2020-2021 Kehrer Bielan Research & Consulting Annual TPM Report)
Fortune 500 as of June 2021

Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
Statements in this press release regarding:

•the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2022 Core G&A* outlook);
•future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value; and
•any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements.

These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of February 3, 2022. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity or the timing of events to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs;
•the effects of the COVID-19 pandemic, including efforts to contain it;
•the successful integration of the Waddell & Reed wealth management business; and
•the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2020 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Consolidated Statements of Income(5)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31,	September 30,		December 31,
	2021	2021	Change	2020	Change
REVENUE
Advisory	$997,338	$959,733	4%	$638,181	56%
Commission	612,837	610,384	—%	503,020	22%
Asset-based	302,040	301,701	—%	258,393	17%
Service and fee	110,385	105,079	5%	94,218	17%
Transaction	39,306	35,283	11%	35,532	11%
Interest income	7,780	7,365	6%	6,707	16%
Other	24,506	1,218	n/m	45,232	(46%)
Total revenue	2,094,192	2,020,763	4%	1,581,283	32%
EXPENSE
Advisory and commission	1,431,157	1,366,832	5%	1,029,739	39%
Compensation and benefits	209,630	185,980	13%	167,864	25%
Promotional	87,743	96,012	(9%)	48,342	82%
Occupancy and equipment	47,800	52,695	(9%)	41,903	14%
Depreciation and amortization	40,816	38,409	6%	28,650	42%
Interest expense on borrowings	27,121	27,063	—%	24,979	9%
Amortization of other intangibles	20,373	21,531	(5%)	17,270	18%
Brokerage, clearing and exchange	20,372	22,828	(11%)	17,762	15%
Professional services	18,384	16,722	10%	16,541	11%
Communications and data processing	15,549	17,824	(13%)	14,656	6%
Other	38,688	36,888	5%	27,744	39%
Total expense	1,957,633	1,882,784	4%	1,435,450	36%
INCOME BEFORE PROVISION FOR INCOME TAXES	136,559	137,979	(1%)	145,833	(6%)
PROVISION FOR INCOME TAXES	28,478	34,915	(18%)	34,285	(17%)
NET INCOME	$108,081	$103,064	5%	$111,548	(3%)
EARNINGS PER SHARE
Earnings per share, basic	$1.35	$1.29	5%	$1.41	(4%)
Earnings per share, diluted	$1.32	$1.26	5%	$1.38	(4%)
Weighted-average shares outstanding, basic	80,064	80,182	—%	79,353	1%
Weighted-average shares outstanding, diluted	81,744	81,849	—%	80,904	1%

LPL Financial Holdings Inc.
Consolidated Statements of Income(5)
(In thousands, except per share data)
(Unaudited)

	Years Ended
	December 31,
	2021	2020	Change
REVENUE
Advisory	$3,525,430	$2,327,519	51%
Commission	2,378,683	1,906,560	25%
Asset-based	1,148,067	1,044,517	10%
Service and fee	411,761	357,722	15%
Transaction	156,336	148,349	5%
Interest income	28,577	29,412	(3%)
Other	71,976	57,561	25%
Total revenue	7,720,830	5,871,640	31%
EXPENSE
Advisory and commission	5,180,090	3,697,147	40%
Compensation and benefits	741,003	609,257	22%
Promotional	302,285	208,250	45%
Occupancy and equipment	185,531	166,389	12%
Depreciation and amortization	151,428	109,732	38%
Interest expense on borrowings	104,414	105,765	(1%)
Brokerage, clearing and exchange	86,023	71,185	21%
Amortization of other intangibles	79,260	67,358	18%
Professional services	73,231	57,067	28%
Communications and data processing	60,296	52,399	15%
Loss on extinguishment of debt	24,400	—	100%
Other	131,540	101,018	30%
Total expense	7,119,501	5,245,567	36%
INCOME BEFORE PROVISION FOR INCOME TAXES	601,329	626,073	(4%)
PROVISION FOR INCOME TAXES	141,463	153,433	(8%)
NET INCOME	$459,866	$472,640	(3%)
EARNINGS PER SHARE
Earnings per share, basic	$5.75	$5.96	(4%)
Earnings per share, diluted	$5.63	$5.86	(4%)
Weighted-average shares outstanding, basic	80,002	79,244	1%
Weighted-average shares outstanding, diluted	81,742	80,702	1%

LPL Financial Holdings Inc.
Consolidated Statements of Financial Condition(5)
(In thousands, except share data)
(Unaudited)

	December 31, 2021	September 30, 2021	December 31, 2020
ASSETS
Cash and equivalents	$495,246	$977,789	$808,612
Cash segregated under federal or other regulations	1,496,463	811,716	923,158
Restricted cash	80,655	85,381	67,264
Receivables from clients, net of allowance	578,889	592,170	405,106
Receivables from brokers, dealers and clearing organizations	102,503	96,761	97,245
Advisor loans, net	963,869	893,592	587,553
Other receivables, net	581,483	604,201	435,012
Investment securities ($39,274, $32,085, and $29,252 at fair value at December 31, 2021, September 30, 2021, and December 31, 2020, respectively)	49,192	43,268	42,487
Property and equipment, net	658,841	624,529	582,868
Goodwill	1,642,443	1,641,238	1,513,866
Other intangibles, net	455,028	470,989	397,486
Other assets	886,988	810,629	735,505
Total assets	$7,991,600	$7,652,263	$6,596,162
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$1,712,224	$1,610,340	$1,534,486
Payables to brokers, dealers and clearing organizations	170,119	148,193	89,743
Accrued advisory and commission expenses payable	222,379	224,438	187,040
Corporate debt and other borrowings, net	2,814,044	2,725,691	2,345,414
Accounts payable and accrued liabilities	384,025	356,792	309,159
Other liabilities	1,018,276	970,420	815,466
Total liabilities	6,321,067	6,035,874	5,281,308
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 128,758,086, 128,602,814, and 127,585,764 shares issued at December 31, 2021, September 30, 2021, and December 31, 2020, respectively	129	128	127
Additional paid-in capital	1,841,402	1,826,247	1,762,770
Treasury stock, at cost — 48,768,145, 48,475,390, and 48,115,037 shares at December 31, 2021, September 30, 2021, and December 31, 2020, respectively	(2,498,600)	(2,447,933)	(2,391,062)
Retained earnings	2,327,602	2,237,947	1,943,019
Total stockholders’ equity	1,670,533	1,616,389	1,314,854
Total liabilities and stockholders’ equity	$7,991,600	$7,652,263	$6,596,162

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited consolidated statements of income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q4 2021	Q3 2021	Change	Q4 2020	Change
Gross Profit(6)
Advisory	$997,338	$959,733	4%	$638,181	56%
Sales-based commissions	248,382	239,804	4%	202,504	23%
Trailing commissions	364,455	370,580	(2%)	300,516	21%
Advisory fees and commissions	1,610,175	1,570,117	3%	1,141,201	41%
Production-based payout(7)	(1,410,458)	(1,368,348)	3%	(987,882)	43%
Advisory fees and commissions, net of payout	199,717	201,769	(1%)	153,319	30%
Client cash	82,109	91,257	(10%)	105,019	(22%)
Other asset-based(8)	219,931	210,444	5%	153,374	43%
Service and fee	110,385	105,078	5%	94,218	17%
Transaction	39,306	35,284	11%	35,532	11%
Interest income and other, net(9)	11,587	10,099	15%	10,082	15%
Total net advisory fees and commissions and attachment revenue	663,035	653,931	1%	551,544	20%
Brokerage, clearing and exchange expense	(20,372)	(22,828)	(11%)	(17,762)	15%
Gross Profit(6)	642,663	631,103	2%	533,782	20%

G&A Expense
Core G&A(10)	299,401	270,865	11%	252,391	19%
Regulatory charges	8,442	5,976	41%	8,775	(4%)
Promotional (ongoing)(11)	86,071	83,630	3%	48,342	78%
Acquisition costs(11)	14,291	35,887	(60%)	—	100%
Employee share-based compensation	9,589	9,763	(2%)	7,542	27%
Total G&A	417,794	406,121	3%	317,050	32%
EBITDA(12)	224,869	224,982	—%	216,732	4%
Depreciation and amortization	40,816	38,409	6%	28,650	42%
Amortization of other intangibles	20,373	21,531	(5%)	17,270	18%
Interest expense on borrowings	27,121	27,063	—%	24,979	9%
INCOME BEFORE PROVISION FOR INCOME TAXES	136,559	137,979	(1%)	145,833	(6%)
PROVISION FOR INCOME TAXES	28,478	34,915	(18%)	34,285	(17%)
NET INCOME	$108,081	$103,064	5%	$111,548	(3%)
Earnings per share, diluted	$1.32	$1.26	5%	$1.38	(4%)
Weighted-average shares outstanding, diluted	81,744	81,849	—%	80,904	1%
EPS prior to amortization of intangible assets and acquisition costs(13)	$1.63	$1.77	(8%)	$1.53	7%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2021	Q3 2021	Change	Q4 2020	Change
Market Drivers
S&P 500 Index (end of period)	4,766	4,308	11%	3,756	27%
Russell 2000 Index (end of period)	2,245	2,204	2%	1,975	14%
Fed Funds daily effective rate (average bps)	8	9	(1bps)	9	(1bps)

Advisory and Brokerage Assets
Advisory assets(14)	$643.2	$594.0	8%	$461.2	39%
Brokerage assets(15)	563.2	538.6	5%	441.9	27%
Total Advisory and Brokerage Assets	$1,206.4	$1,132.6	7%	$903.1	34%
Advisory as a % of Total Advisory and Brokerage Assets	53.3%	52.4%	90bps	51.1%	220bps

Assets by Platform
Corporate platform advisory assets(16)	$429.6	$395.6	9%	$291.9	47%
Hybrid platform advisory assets(17)	213.6	198.4	8%	169.3	26%
Brokerage assets	563.2	538.6	5%	441.9	27%
Total Advisory and Brokerage Assets	$1,206.4	$1,132.6	7%	$903.1	34%

Centrally Managed Assets
Centrally managed assets(18)	$96.1	$88.6	8%	$67.1	43%
Centrally Managed as a % of Total Advisory Assets	14.9%	14.9%	—bps	14.6%	30bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2021	Q3 2021	Change	Q4 2020	Change
Net New Assets (NNA)
Net new advisory assets(19)	$24.2	$21.7	n/m	$18.4	n/m
Net new brokerage assets(20)	2.0	7.3	n/m	3.4	n/m
Total Net New Assets	$26.2	$29.0	n/m	$21.8	n/m

Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$24.2	$21.1	n/m	$15.9	n/m
Organic net new brokerage assets	2.0	5.6	n/m	1.9	n/m
Total Organic Net New Assets	$26.2	$26.7	n/m	$17.8	n/m

Net brokerage to advisory conversions(22)	$3.4	$3.1	n/m	$2.6	n/m
Organic advisory NNA annualized growth(23)	16.3%	15.6%	n/m	15.6%	n/m
Total organic NNA annualized growth(23)	9.2%	10.2%	n/m	8.8%	n/m

Net New Advisory Assets
Corporate platform net new advisory assets(24)	$17.0	$15.2	n/m	$15.0	n/m
Hybrid platform net new advisory assets(25)	7.2	6.5	n/m	3.3	n/m
Total Net New Advisory Assets	$24.2	$21.7	n/m	$18.4	n/m
Centrally managed net new advisory assets(26)	$4.4	$3.9	n/m	$2.5	n/m

Client Cash Balances
Insured cash account balances	$30.0	$30.5	(2%)	$37.3	(20%)
Deposit cash account balances	9.3	8.6	8%	8.2	13%
Total Bank Sweep Balances	39.3	39.0	1%	45.5	(14%)
Money market account cash balances	16.1	9.9	63%	1.5	n/m
Purchased money market funds	1.9	1.8	6%	1.9	—%
Total Money Market Balances	18.0	11.7	54%	3.3	n/m
Total Client Cash Balances	$57.3	$50.7	13%	$48.9	17%
Client Cash Balances as a % of Total Assets	4.7%	4.5%	20bps	5.4%	(70bps)

Client Cash Balance Average Fees(27)
Insured cash account average fee - bps	101	101	—	108	(7)
Deposit cash account average fee - bps	19	24	(5)	30	(11)
Money market account average fee - bps	3	3	—	5	(2)
Purchased money market fund average fee - bps	6	7	(1)	13	(7)
Total Client Cash Balance Average Fee - bps	62	74	(12)	87	(25)

Net buy (sell) activity(28)	$16.0	$17.6	n/m	$12.2	n/m

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	December 2021	November 2021	Nov to December Change	October 2021	September 2021
Advisory and Brokerage Assets
Advisory assets(14)	$643.2	$620.1	4%	$623.3	$594.0
Brokerage assets(15)	563.2	550.7	2%	557.2	538.6
Total Advisory and Brokerage Assets	$1,206.4	$1,170.8	3%	$1,180.5	$1,132.6

Net New Assets (NNA)
Net new advisory assets(19)	$10.5	$7.1	n/m	$6.6	$9.6
Net new brokerage assets(20)	1.6	(0.3)	n/m	0.7	1.8
Total Net New Assets	$12.1	$6.9	n/m	$7.2	$11.4
Net brokerage to advisory conversions(22)	$1.1	$1.2	n/m	$1.1	$1.1

Organic Net New Assets (NNA)(21)
Net new advisory assets(19)	$10.5	$7.1	n/m	$6.6	$9.0
Net new brokerage assets(20)	1.6	(0.3)	n/m	0.7	0.1
Total Organic Net New Assets	$12.1	$6.9	n/m	$7.2	$9.1

Client Cash Balances
Insured cash account balances	$30.0	$29.9	—%	$29.3	$30.5
Deposit cash account balances	9.3	8.5	9%	8.5	8.6
Total Bank Sweep Balances	39.3	38.4	2%	37.8	39.0
Money market account cash balances	16.1	11.6	39%	11.3	9.9
Purchased money market funds	1.9	1.9	—%	1.8	1.8
Total Money Market Balances	18.0	13.5	33%	13.1	11.7
Total Client Cash Balances	$57.3	$51.9	10%	$50.9	$50.7

Net buy (sell) activity(28)	$4.7	$5.5	n/m	$5.8	$5.5

Market Indices
S&P 500 index (end of period)	4,766	4,567	4%	4,605	4,308
Russell 2000 Index (end of period)	2,245	2,199	2%	2,297	2,204
Fed funds effective rate (average bps)	8	8	—bps	8	8

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2021	Q3 2021	Change	Q4 2020	Change
Commission Revenue by Product
Annuities	$310,889	$314,134	(1%)	$262,235	19%
Mutual funds	198,210	201,120	(1%)	153,330	29%
Fixed income	29,427	30,092	(2%)	24,395	21%
Equities	33,604	28,943	16%	31,231	8%
Other	40,707	36,095	13%	31,829	28%
Total commission revenue	$612,837	$610,384	—%	$503,020	22%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$108,023	$108,983	(1%)	$89,125	21%
Mutual funds	46,986	46,934	—%	36,715	28%
Fixed income	29,427	30,092	(2%)	24,395	21%
Equities	33,604	28,943	16%	31,231	8%
Other	30,342	24,852	22%	21,038	44%
Total sales-based commissions	$248,382	$239,804	4%	$202,504	23%
Trailing commissions
Annuities	$202,866	$205,151	(1%)	$173,110	17%
Mutual funds	151,224	154,186	(2%)	116,615	30%
Other	10,365	11,243	(8%)	10,791	(4%)
Total trailing commissions	$364,455	$370,580	(2%)	$300,516	21%
Total commission revenue	$612,837	$610,384	—%	$503,020	22%

Payout Rate(7)	87.60%	87.15%	45bps	86.57%	103bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2021		Q3 2021		Q4 2020
Corporate Cash(3)
Cash at Parent	$202,407		$181,061		$201,385
Excess cash at LPL Financial LLC per Credit Agreement	15,903		62,637		67,574
Other available cash	18,677		21,953		10,960
Total Corporate Cash	$236,987		$265,651		$279,919

Leverage Ratio
Total debt	$2,838,600		$2,751,275		$2,359,300
Total corporate cash	236,987		265,651		279,919
Credit Agreement Net Debt	$2,601,613		$2,485,624		$2,079,381
Credit Agreement EBITDA (trailing twelve months)(29)	$1,150,691		$1,141,569		$961,225
Leverage Ratio	2.26	x	2.18	x	2.16	x

	December 31, 2021
Total Debt	Balance	Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)(b)	$55,000	ABR+25bps		3.500%	3/15/2026
Broker-Dealer Revolving Credit Facility(c)	—	FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,048,600	LIBOR+175 bps(d)		1.849%	11/12/2026
Senior Unsecured Notes(e)	400,000	4.625% Fixed	4.625%	4.625%	11/15/2027
Senior Unsecured Notes(f)	900,000	4.000% Fixed	4.000%	4.000%	3/15/2029
Senior Unsecured Notes(g)	400,000	4.375% Fixed	4.375%	4.375%	5/15/2031
Unsecured, Uncommitted Lines of Credit(h)(b)	35,000	Broker Base Rate+75bps		1.000%	9/30/2022
Total / Weighted Average	$2,838,600			3.300%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Outstanding balances were repaid during January 2022.
(c)Unsecured borrowing capacity of $300 million at LPL Financial LLC ("LPL Financial").
(d)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(e)The Senior Unsecured Notes were issued in November 2019 at par.
(f)The Senior Unsecured Notes were issued in March 2021 at par.
(g)The Senior Unsecured Notes were issued in May 2021 at par.
(h)This unsecured, uncommitted line of credit has borrowing capacity of $75 million at LPL Financial.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2021		Q3 2021		Change		Q4 2020		Change
Advisors
Advisors	19,876		19,627		1%		17,287		15%
Net new advisors	249		513		n/m		119		n/m
Annualized advisory fees and commissions per advisor(30)	$326		$324		1%		$265		23%
Average total assets per advisor ($ in millions)(31)	$60.7		$57.7		5%		$52.2		16%
Transition assistance loan amortization ($ in millions)(32)	$39.6		$38.4		3%		$29.7		33%
Total client accounts (in millions)	7.2		7.1		1%		6.0		20%

Employees - period end	5,919		5,457		8%		4,756		24%

Productivity Metrics
Business Solutions subscriptions(33)	3,022		2,598		16%		1,410		114%
Advisory revenues as a % of corporate advisory assets(34)	1.00%		1.00%		—	bps	1.02%		(2	bps)
Gross profit ROA(35)	22.7	bps	23.5	bps	(0.8	bps)	26.8	bps	(4.1	bps)
OPEX as a % of advisory and brokerage assets(36)	15.3	bps	15.5	bps	(0.2	bps)	17.5	bps	(2.2	bps)
EBIT ROA(37)	7.4	bps	8.0	bps	(0.6	bps)	9.3	bps	(1.9	bps)
AUM retention rate (quarterly annualized)(38)	98.3%		97.8%		50	bps	97.7%		60	bps
Recurring gross profit rate(39)	85.2%		84.4%		80	bps	84.8%		40	bps
EBITDA as a % of gross profit	35.0%		35.6%		(60	bps)	40.6%		(560	bps)

Capital expenditure ($ in millions)(40)	$76.0		$54.9		38%		$43.6		74%

Share repurchases ($ in millions)	$50.0		$40.0		25%		$—		100%
Dividends ($ in millions)	20.0		20.1		—%		19.8		1%
Total Capital Returned ($ in millions)	$70.0		$60.1		16%		$19.8		254%
Weighted-average share count, diluted	81.7		81.8		—%		80.9		1%
Total Capital Returned per Share(41)	$0.86		$0.73		18%		$0.25		244%

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS prior to amortization of intangible assets and acquisition costs and Adjusted net income
EPS prior to amortization of intangible assets and acquisition costs is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and EPS prior to amortization of intangible assets and acquisition costs because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are not measures of the Company's financial performance under GAAP and should not be considered as an alternative to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense and brokerage, clearing and exchange expense. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; amortization of other intangibles; brokerage, clearing and exchange; interest expense on borrowings; loss on extinguishment of debt; promotional; acquisition costs; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of core G&A to the Company’s total expense, please see the endnote disclosures of this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for core G&A to an outlook for total expenses cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of EBITDA to net income, please see the endnote disclosures of this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is consolidated net income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of Credit Agreement EBITDA to net income, please see the endnote disclosures of this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial, associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters, including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment adviser.
(3) We define corporate cash as the sum of cash and equivalents from the following: (1) cash held at the Parent, (2) excess cash at LPL Financial per the Credit Agreement, which is the net capital held at LPL Financial in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1, and (3) other available cash, which includes cash and equivalents held at The Private Trust Company, N.A. in excess of Credit Agreement capital requirements, and cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under our revolving credit facility.
(5) Certain financial statement line items in the consolidated statements of income and the consolidated statements of financial condition have been reclassified to better align with industry practice and the Company's business. Prior periods have been reclassified to conform to current presentation; however, these reclassifications did not impact total assets, total liabilities, or total net income. In addition, during the fourth quarter of 2021, the Company recognized an asset and related liability for fractional shares held in customer accounts and updated the presentation of prior periods to reflect this activity as of September 30, 2021 and December 31, 2020. Refer to the Company's 2021 Annual Report on Form 10-K, which will be filed later this month for further details.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q4 2021	Q3 2021	Q4 2020
Total revenue	$2,094,192	$2,020,763	$1,581,283
Advisory and commission expense	1,431,157	1,366,832	1,029,739
Brokerage, clearing and exchange expense	20,372	22,828	17,762
Gross profit(+)	$642,663	$631,103	$533,782

Below is a calculation of annual gross profit for the years presented (in thousands):

	Years Ended December 31,
	2021	2020
Total revenue	$7,720,830	$5,871,640
Advisory and commission expense	5,180,090	3,697,147
Brokerage, clearing and exchange expense	86,023	71,185
Gross Profit(+)	$2,454,717	$2,103,308
____________________
(+)    Balances may not foot due to rounding.

(7) Production-based payout is an operating measure calculated as advisory and commission expense less advisor deferred compensation expense. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of production-based payout to the Company’s advisory and commission expense and a calculation of the payout rate for the periods presented (in thousands except payout rate):

	Q4 2021	Q3 2021	Q4 2020
Production-based payout	$1,410,458	$1,368,348	$987,882
Advisor deferred compensation expense	20,699	(1,516)	41,857
Advisory and commission expense	$1,431,157	$1,366,832	$1,029,739
Advisory and commission revenue	$1,610,175	$1,570,117	$1,141,201
Payout rate	87.60%	87.15%	86.57%
(8) Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's unaudited consolidated statements of income.
(9) Interest income and other, net is an operating measure calculated as interest income plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net to the Company’s interest income and other revenue for the periods presented (in thousands):

	Q4 2021	Q3 2021	Q4 2020
Interest income	$7,780	$7,365	$6,707
Plus: Other revenue	24,506	1,218	45,232
(Less) Plus: Advisor deferred compensation expense	(20,699)	1,516	(41,857)
Interest income and other, net	$11,587	$10,099	$10,082
(10) Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of core G&A to the Company’s total expense for the periods presented (in thousands):

	Q4 2021	Q3 2021	Q4 2020
Core G&A Reconciliation
Total expense	$1,957,633	$1,882,784	$1,435,450
Advisory and commission	1,431,157	1,366,832	1,029,739
Depreciation and amortization	40,816	38,409	28,650
Amortization of other intangibles	20,373	21,531	17,270
Brokerage, clearing and exchange	20,372	22,828	17,762
Interest expense on borrowings	27,121	27,063	24,979
Total G&A	417,794	406,121	317,050
Promotional (ongoing)(11)	86,071	83,630	48,342
Acquisition costs(11)	14,291	35,887	—
Employee share-based compensation	9,589	9,763	7,542
Regulatory charges	8,442	5,976	8,775
Core G&A	$299,401	$270,865	$252,391

Below is a reconciliation of Core G&A against the Company’s total expense for the years presented (in thousands):

	Years Ended December 31,
Core G&A Reconciliation	2021	2020
Total expense	$7,119,501	$5,245,567
Advisory and commission	5,180,090	3,697,147
Depreciation and amortization	151,428	109,732
Interest expense on borrowings	104,414	105,765
Brokerage, clearing and exchange	86,023	71,185
Amortization of other intangibles	79,260	67,358
Loss on extinguishment of debt	24,400	—
Total G&A	1,493,886	1,194,380
Promotional (ongoing)(11)	288,016	208,250
Acquisition costs(11)	76,388	—
Employee share-based compensation	41,844	31,650
Regulatory charges	29,430	29,373
Core G&A	$1,058,208	$925,107

(11) Acquisition costs incurred include the costs to setup, onboard and integrate acquired entities. Acquisition costs incurred during the fourth quarter of 2021 are driven primarily by $6.0 million of compensation and benefits expense, $6.0 million of professional services expense, and $1.7 million of promotional expense. Acquisition costs incurred during 2021 are driven primarily by $36.4 million of compensation and benefits expense, $18.7 million of professional services expense, $14.3 million of promotional expense, and other expenses that are included in the respective line items in the unaudited consolidated statements of income.
(12) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of EBITDA to the Company's net income for the periods presented (in thousands):

	Q4 2021	Q3 2021	Q4 2020
EBITDA Reconciliation
Net income	$108,081	$103,064	$111,548
Interest expense on borrowings	27,121	27,063	24,979
Provision for income taxes	28,478	34,915	34,285
Depreciation and amortization	40,816	38,409	28,650
Amortization of other intangibles	20,373	21,531	17,270
EBITDA	$224,869	$224,982	$216,732

(13) Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are non-GAAP financial measures. Please see a description of adjusted net income and EPS prior to amortization of intangible assets and acquisition costs under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs (in thousands, except per share data):

	Q4 2021		Q3 2021		Q4 2020
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$108,081	$1.32	$103,064	$1.26	$111,548	$1.38
Amortization of other intangibles	20,373	0.25	21,531	0.26	17,270	0.21
Acquisition costs	14,291	0.17	35,887	0.44	—	—
Tax benefit	(9,217)	(0.11)	(15,399)	(0.19)	(4,836)	(0.06)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$133,528	$1.63	$145,083	1.77	$123,982	$1.53
Diluted share count	81,744		81,849		80,904
Below is a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs for the years presented (in thousands, except per share data):

	Years Ended December 31,
	2021		2020
	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$459,866	$5.63	$472,640	$5.86
Amortization of other intangibles	79,260	0.97	67,358	0.83
Acquisition costs	76,388	0.93	—	—
Tax benefit	(41,387)	(0.51)	(18,860)	(0.23)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$574,127	$7.02	$521,138	$6.46
Diluted share count	81,742		80,702
(14) Consists of total advisory assets under custody at LPL Financial and Waddell & Reed, LLC.
(15) Consists of brokerage assets serviced by advisors licensed with LPL Financial.
(16) Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC.
(17) Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms rather than of LPL Financial.
(18) Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(19) Consists of total client deposits into advisory accounts, including advisory assets serviced by former BMO Harris Financial advisors, Lucia Securities, LLC ("Lucia") advisors and E.K. Riley Investments, LLC ("E.K. Riley") advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively.
(20) Consists of total client deposits into brokerage accounts, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.
(21) Consists of net new assets excluding the integration of the Waddell & Reed wealth management business during the third quarter of 2021 and the acquisitions of Lucia and E.K. Riley during the fourth quarter of 2020. The acquisition of Lucia resulted in net new assets of $1.5 billion in October 2020 while the acquisition of E.K. Riley resulted in net new assets of $2.5 billion in November 2020.
(22) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(24) Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees.
(25) Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform less total client withdrawals from advisory accounts on its independent advisory platform, plus dividends, plus interest, minus advisory fees.
(26) Consists of total client deposits into centrally managed assets accounts less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees.
(27) Calculated by dividing revenue for the period by the average balance during the period.
(28) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received or fees paid.
(29) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (in thousands):

	Q4 2021	Q3 2021	Q4 2020
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$459,866	$463,333	$472,640
Interest expense on borrowings	104,414	102,272	105,765
Provision for income taxes	141,463	147,270	153,433
Depreciation and amortization	151,428	139,262	109,732
Amortization of other intangibles	79,260	76,157	67,358
EBITDA	$936,431	$928,294	$908,928
Credit Agreement Adjustments:
Employee share-based compensation expense	$41,844	$39,797	$31,650
Advisor share-based compensation expense	2,324	2,316	2,321
M&A accretion	53,550	65,379	—
Loss on extinguishment of debt	24,400	24,400	—
Acquisition costs and other	92,142	81,383	18,326
Credit Agreement EBITDA (trailing twelve months)	$1,150,691	$1,141,569	$961,225
(30) Calculated based on the average advisor count from the current period and prior period.
(31) Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.
(32) Represents amortization expense on forgivable loans for transition assistance to advisors and financial institutions.
(33) Refers to active and contracted subscriptions related to Professional Services (Admin, Marketing and CFO Solutions) and Business Optimizers (Assurance Plan, Remote Office and M&A Solutions).
(34) Represents advisory revenues as a percentage of Corporate Platform Advisory Assets for the trailing twelve-month period.
(35) Represents gross profit, a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total advisory and brokerage assets for the trailing twelve month period.
(36) Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total advisory and brokerage assets for the trailing twelve month period. Production-related expense includes advisory and commission expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses include core G&A, a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation and amortization, and amortization of other intangibles.
(37) EBIT ROA is calculated as gross profit ROA less OPEX as a percentage of advisory and brokerage assets.
(38) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, over the prior-quarter total advisory and brokerage assets.
(39) Recurring gross profit rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.
(40) Capital expenditures represent cash payments for property and equipment during the period.
(41) Total capital returned per share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.